Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES COMMENCEMENT OF WARRANT EXCHANGE OFFER

January 7, 2014 – CALGARY, AB – (BUSINESS WIRE) – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (“SAE” or the “Company”) today announced that it has commenced an offer to exchange warrants to purchase 15.0 million shares of its common stock for up to 1.5 million shares of its common stock.

Under the terms of the warrant exchange offer, each of SAE’s warrant holders will have the opportunity to receive one share of SAE common stock in exchange for every ten of its outstanding warrants tendered by the holder and exchanged pursuant to the offer. The offer will be open to all holders of warrants issued by SAE, and each holder may exchange all or less than all of its warrants. SAE will pay cash in lieu of issuing fractional shares of common stock to any holder of warrants who would otherwise have been entitled to receive fractional shares.

The warrant exchange offer will be open for at least twenty business days starting on January 7, 2014, and is scheduled to expire on February 7, 2014, at 5:00 p.m. Eastern Time, unless extended or earlier terminated by the Company. The terms and conditions of the offer are set forth in the Prospectus/Offer to Exchange, the Letter of Transmittal and the other related offering materials that are being distributed to the holders of the warrants. To participate in the offer, holders must tender their warrants in accordance with the instructions included in the offering materials prior to the expiration of the offer.

A copy of the offering materials for the warrant exchange offer may be obtained from MacKenzie Partners, Inc., the information agent for the offer. Please contact the information agent with any questions regarding the offer at (800) 322-2885 or SAEX@mackenziepartners.com.

No Offer or Solicitation

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to tender any warrants. The solicitation of offers to tender warrants in exchange for shares has been made pursuant to the Prospectus/Offer to Exchange filed with the Securities and Exchange Commission (“SEC”) on January 7, 2014, as it may be amended or supplemented, the related Letter of Transmittal and other related documents that SAE is sending to its warrant holders.

Important Additional Information Has Been and Will Be Filed with the SEC

SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE WARRANT EXCHANGE OFFER AND RELATED MATTERS. Security holders may obtain free copies of the Prospectus/Offer to Exchange and other documents filed with the SEC by SAE through the website maintained by the SEC at www.sec.gov. In addition, copies of the prospectus/offer to exchange and other documents filed with the SEC by SAE will be available free of charge on SAE’s website at www.saexploration.com or by contacting the information agent for the offer.

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Canada, Alaska, Peru, Colombia, Bolivia, New Zealand, Malaysia and Brazil. SAE’s website is www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the SEC.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

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